UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2011

TIGA ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53638 (Commission File Number)	26-2415625 (IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (512) 687-3451

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 27, 2011, Tiga Energy Services, Inc., (the “Company”) held its 2011 Annual Meeting of Stockholders (“Annual Meeting”).    As of April 29, 2011, the record date for the Annual Meeting, there were a total of 5,364,000 shares of common stock of the Company outstanding and eligible to vote.  At the Annual Meeting, 5,364,000 shares were represented in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the shareholders of the Company voted on the following matters:

•	The election of four directors to serve on the Company’s Board of Directors until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

•	The ratification of the selection by the Board of Directors of M&K CPAS, PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The final voting results on the proposals are set forth below.

1.
Election of Directors.   The Company’s stockholders voted to elect four (4) directors, each to hold office until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes

G. Mark Griffith	4,171,500	1,192,500
Michael W. Hathaway	4,171,500	1,192,500
Christopher Wilder	4,171,500	1,192,500
Michael Noonan	4,171,500	1,192,500

2.
Ratification of the Selection of Independent Registered Public Accounting Firm.  The Company’s stockholders voted to ratify the selection by the Board of Directors of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

For	Withheld	Abstain

4,171,500	1,192,500

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGA ENERGY SERVICES, INC.

Dated: June 30, 2011	By:	/s/ Michael Hathaway
	Name:	Michael Hathaway
	Title:	Chief Executive Officer

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